Registration No. 333-______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           ORIENT-EXPRESS HOTELS LTD.
             (Exact name of registrant as specified in its charter)


               Bermuda                                   98-0223493
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)


                               22 Victoria Street
                             Hamilton HM 12, Bermuda
                    (Address of Principal Executive Offices)

                           Orient-Express Hotels Ltd.
                             2004 Stock Option Plan
                            (Full title of the plan)

                               John T. Landry, Jr.
                           Orient-Express Hotels Inc.
                           1114 Avenue of the Americas
                          New York, New York 10036-7703
                     (Name and address of agent for service)

                                 (212) 302-5055
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Stephen V. Burger
                          Carter Ledyard & Milburn LLP
                                  2 Wall Street
                          New York, New York 10005-2072
                                 (212) 732-3200


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
                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                            Proposed maximum                 Proposed                 Amount of
    Title of securities to be       Amount to be             offering price               maximum aggregate          registration
           registered                registered                per share                    offering price              fee
Class A and Class B
  common shares,
   par value $.01 each              500,000 shares             $26.0124(1)                  $13,006,200(1)             $1,531

Preferred share
  purchase rights                   500,000 rights                  -- (2)                        --   (2)               None
===================================================================================================================================

(1) Calculated pursuant to Rule 457(h) upon the basis of (i) an exercise price of $14.70 per share for 87,000 class A common shares, (ii) an exercise price of $28.50 per share for 47,000 class A common shares, (iii) an exercise price of $28.20 for 33,000 class A common shares and (iv) the average of the high and low prices ($28.80 and $28.00) of a class A common share as reported for New York Stock Exchange composite transactions on October 18, 2005 for 333,000 class A common shares. The class B common shares are not publicly traded. Each class B common share is convertible into one class A common share.

(2) Included in the offering price of the shares being registered hereby. Until the Distribution Date, as defined in the Rights Agreement providing for the preferred share purchase rights, such Rights will be attached to and transferable only with the class A and class B common shares and will be evidenced by the certificates evidencing the class A and class B common shares.

--------------------------------------------------------------------------------

         This Registration Statement shall become effective immediately upon filing as provided in Rule 462(a) under the Securities Act of 1933.

                                        2

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The Registrant is incorporating by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (Commission File No. 1-16017):

         o the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

         o the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2005 and June 30, 2005;

         o the Registrant's Current Report on Form 8-K dated on the front cover September 15, 2005;

         o the description of the Registrant's class A common shares which appears in its Registration Statement on Form 8-A dated July 28, 2000, for the registration of the class A common shares under Section 12(b) of the Securities Exchange Act of 1934; and

         o the description of the preferred share purchase rights which appears in the Registrant's Registration Statement on Form 8-A dated July 28, 2000, for the registration of the rights under
                  Section 12(b) of the Securities Exchange Act of 1934.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.


Item 4.           Description of Securities.

                  Not required for the class A common shares, which are registered under Section 12(b) of the Exchange Act.

                  Following is a description of the class B common shares. Section and paragraph references in the following description correspond with the provisions of Item 202(a) of Regulation S-K.

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                  (a)(1)(i) Dividend Rights -- Holders of the Registrant's Class
         A Common Shares, par value $.01 each (the "Class A Common Shares"), and Class B Common Shares, par value $.01 each (the "Class B Common Shares"), receive such dividends as the Registrant's board of directors declares out of amounts available under Bermuda law for that purpose. The board of directors may not declare a cash dividend on the Class A Common Shares or the Class B Common Shares without at the same time declaring an equal cash dividend on the other class of common shares.

                  With respect to distributions other than cash dividends, Class A Common Shares and Class B Common Shares rank equally and have the same rights, except that

                  o the Registrant can distribute Class A Common Shares, or rights, options or warrants to subscribe for Class A Common Shares, only to the holders of Class A Common Shares,

                  o the Registrant can distribute Class B Common Shares, or rights, options or warrants to subscribe for Class B Common Shares, only to the holders of Class B Common Shares, and

                  o the ratio of the number of Class A Common Shares outstanding to the number of Class B Common Shares outstanding, each on a fully diluted basis, must be the same immediately after such a distribution as immediately before it, except as may be provided in the shareholder rights agreement described in
                           (a)(1)(xi) below.

                  See also (a)(4) below.

                  (a)(1)(ii) Terms of Conversion -- Each Class B Common Share is convertible at any time, without the payment of any additional consideration, into one Class A Common Share.

                  (a)(1)(iii) Sinking Fund Provisions -- The Class B Common Shares are subject to no sinking fund provisions.

                  (a)(1)(iv) Redemption Provisions -- The Class B Common Shares are not redeemable.

                  (a)(1)(v) Voting Rights -- Except as otherwise provided by Bermuda law, the holders of Class A Common Shares and Class B Common Shares have exclusive voting rights at any general meeting of shareholders of the

                                      II-2


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         Registrant, subject to the voting rights of the holders of any preferred shares which the Registrant may issue in the future.

                  In general, holders of Class A Common Shares and holders of Class B Common Shares vote together as a single class with holders of Class A Common Shares having one-tenth of one vote per share and holders of Class B Shares having one vote per share. However,

         o any action varying the rights of either class would require the separate approval of that class as well as the approval of both classes voting together.

         o any "Business Combination," as defined in the Registrant's bye-laws, involving the Registrant and an "interested person" must be approved by the holders of not less than 90% of the outstanding Class A and Class B Common Shares voting together as a single class, each with one vote, unless the Business Combination meets certain procedural and fair price requirements. An interested person is defined generally as a person, other than the Registrant, Sea Containers Ltd. and each of their respective subsidiaries, which is the beneficial owner of shares or rights over shares carrying 15% or more of the votes which may be cast at any general meeting of the Registrant.

         o the shareholders of the Registrant may remove directors from office, with or without cause, at a special general meeting only by a resolution adopted by the holders of not less than 90% of the outstanding Class A and Class B Common Shares voting together as a single class, each with one vote. A director may also be removed for cause by resolution of the directors, or can be defeated for re-election at an annual general meeting.

         o if at any time a person becomes an interested person as defined above, that person, with certain exceptions, will not be able to cast more than 15% of the votes which may be cast at any general meeting of the Registrant for a period of five years from the date that such person first became an interested person.

         There is no provision for cumulative voting for the election of directors, so that those shareholders can elect all of the directors which together can cast a majority of the votes represented by all outstanding Class A Common Shares each with one-tenth of a vote and Class B Common Shares each with one vote.

                  In general, under The Companies Act 1981 of Bermuda and the Registrant's bye-laws, approval of any matter proposed at any general meeting requires the affirmative vote of a simple majority of the total votes

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         cast on that matter by the holders of Class A Common Shares and Class B
         Common Shares present in person or represented by proxy. Matters requiring such simple majority approval include proposals for the sale of all or substantially all of the Registrant's assets, and amendments to its memorandum of association or bye-laws. A few matters would require more than majority approval under The Companies Act 1981, such as loans to directors, which would require the affirmative vote of at least 90% of the total votes of all outstanding Class A and Class B Common Shares, or a change of the Registrant's independent auditors, which would require the affirmative vote of at least two-thirds of the total votes cast of Class A and Class B Common Shares, or a proposal for the amalgamation or merger of the Registrant with another corporation, which would require the affirmative vote of at least 75% of the total votes cast of Class A and Class B Common Shares.

                  The normal quorum for general meetings is the presence, in person or by proxy, of the holders of Class A and Class B Common Shares carrying a majority of the votes which may be cast at the meeting. However, at any special general meeting called for the purpose of electing directors or increasing or reducing the number of directors, the holders of not less than 90% in number of the outstanding Class A and Class B Common Shares must be present in person or by proxy to constitute a quorum.

                  There are no limitations imposed by Bermuda law or by the Registrant's charter and bye-laws on the rights of persons who are not citizens or residents of Bermuda to hold or vote Class A or Class B Common Shares.

                  (a)(1)(vi) Board Classification -- The Board of Directors of the Registrant is not classified. Cumulative voting by shareholders of the Registrant is not permitted or required.

                  (a)(1)(vii) Liquidation Rights -- In the event of liquidation, dissolution or winding-up of the Registrant, holders of Class A Common Shares and holders of Class B Common Shares would share ratably as a single class in the assets remaining available for distribution to common shareholders, after payment of any liquidation preferences to holders of preferred shares of the Registrant.

                  (a)(1)(viii) Preemptive Rights -- Holders of Class B Common Shares have no preemptive rights.

                  (a)(1)(ix) Shareholder Liability -- The holders of Class B Common Shares are not liable to further calls or to assessment by the Registrant, and no liabilities of the Registrant may be imposed on the holders of Class B Common Shares under the laws of Bermuda.

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                  (a)(1)(x) Restriction on Alienability -- There is no
         restriction on the alienability of the Class B Common Shares.

                  (a)(1)(xi) Provisions Concerning Substantial Shareholders -- On June 5, 2000, the board of directors of the Registrant authorized the distribution of one preferred share purchase right (a "Right") for each outstanding Class A Common Share and Class B Common Share outstanding at the close of business on August 15, 2000, the closing date of the Registrant's initial public offering of Class A Common Shares. The Registrant will continue to issue Rights with all Class A and Class B Common Shares issued after that date until the Distribution Date (as defined below) or until the Rights are redeemed or expire.

                  The Rights are being issued pursuant to a Rights Agreement dated as of June 1, 2000, between the Registrant and Fleet National Bank, as Rights Agent (the "Rights Agreement"). The following summary of the Rights is qualified in its entirety by reference to the Rights Agreement, which is incorporated by reference as an exhibit to this Registration Statement.

                  There is associated with each outstanding "Voting Share" of the Registrant one Right which, except as set forth below, when exercisable, entitles the registered holder to purchase from the Registrant one one-hundredth of a share of a series of preferred shares of the Registrant designated as Series A Junior Participating Preferred Shares, par value of $.01 each (the "Preferred Shares"), at a price of $142 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The Voting Shares of the Registrant are its Class A Common Shares and Class B Common Shares. The terms of the Preferred Shares are set forth in a Certificate of Designation of Terms attached as Exhibit A to the Rights Agreement.

                  The Rights will be represented by the certificates for Voting Shares, and will not be exercisable or transferable apart from the Voting Shares, until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of shares carrying 20% or more of the total voting rights which may be cast at any general meeting of the Registrant, or (ii) 10 days (or such later date as may be determined by the Registrant's board of directors) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of shares carrying 30% or more of the total voting rights which may be cast at any general meeting of the Registrant (the earlier of such dates being called the "Distribution Date"). No person shall be deemed to be an Acquiring Person if its percentage ownership in the Registrant increases solely as a result of a share repurchase program by the Registrant or a subsidiary of the Registrant. Acquiring Person does not

                                      II-5

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         include the Registrant or Sea Containers Ltd. or a subsidiary of either of them, or any employee benefit plan of the Registrant or any subsidiary of the Registrant or any entity holding shares for any such plan.

                  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferable with and only with the Voting Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Voting Share certificates issued upon transfer or new issuance of Voting Shares will contain a notation incorporating the Rights Agreement by reference, and the surrender for transfer of any certificates for Voting Shares, even without such notation, will also constitute the transfer of the Rights associated with the Voting Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Voting Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights. In certain circumstances, Rights may be issued after the Distribution Date, such as in connection with the issuance of Voting Shares upon the exercise of employee stock options or upon the conversion of convertible securities of the Registrant.

                  The Rights are not exercisable until the Distribution Date. The Rights will expire on June 1, 2010 (the "Final Expiration Date"), unless earlier redeemed by the Registrant, as described below.

                  If after the Distribution Date, (a) the Registrant is acquired in a merger, amalgamation or other business combination transaction and all or part of the Voting Shares are changed into or exchanged for securities, cash or property of another person, or (b) 50% or more of the Registrant's consolidated assets or earning power is sold, each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which Rights will be void) will thereafter have the right to receive, upon the exercise of such Right at the then current Purchase Price, an amount of the common equity of the "Principal Party" which at the time of such transaction would have a market value of two times the Purchase Price of the Right. In the case of clause (a) above, the Principal Party shall in general be the issuer of any securities into which Voting Shares of the Registrant are converted in such merger, amalgamation or other business combination transaction, except that if
         (i) the common equity of such issuer has not been continuously registered under Section 12 of the Securities Exchange Act of 1934 for at least twelve months, and (ii) such issuer is a subsidiary of another issuer the common equity of which is so registered, the Principal Party shall be such other issuer. In the case of clause (b) above, if there is more than one acquiror of the Registrant's assets or earning power, the Principal Party shall be the entity receiving the greatest portion of the transferred assets or earning power of the Registrant.

                  If any person becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will be void) will thereafter have the right to receive, upon exercise of such Right at the then current Purchase Price, that number of Class A Common Shares (in case of a Right which prior to the Distribution Date was evidenced by a certificate for Class A Common Shares) or Class B Common Shares (in the case of a Right which prior to the Distribution Date was evidenced by a certificate for Class B Common Shares), or other securities, cash or property, which at the time of such acquisition would have a market value of two times the Purchase Price. The Rights will not be so exercisable, however, until the Registrant's right to redeem the Rights has expired (see below).

                  At any time after any person becomes an Acquiring Person, and before a person or group (other than the Registrant, Sea Containers or a subsidiary of either of them, or any employee benefit plan of the Registrant or of any subsidiary of the Registrant, or any entity holding Class A or Class B Common Shares for or pursuant to the terms of such plan) acquires beneficial ownership of 50% or more of the total voting rights which may be cast at any general meeting of the Registrant, the board of directors of the Registrant may exchange all or some of the Rights then outstanding (other than Rights beneficially owned by an Acquiring Person, which Rights will be void) at an exchange ratio of one Class A Common Share per Right (in the case of Rights which prior to the Distribution Date were evidenced by certificates for Class A Common Shares) and one Class B Common Share per Right (in the case of Rights which prior to the Distribution Date were evidenced by certificates for Class B Common Shares), subject to adjustment in certain events.

                  At any time prior to the close of business on the 10th day following the date on which a person becomes an Acquiring Person, the board of directors of the Registrant may redeem the Rights in whole, but not in part, at a price of $.05 per Right, subject to adjustment for stock splits, stock dividends or similar transactions (the "Redemption Price"). The Registrant may, at its option, pay the Redemption Price in cash, Class A Common Shares or any other form of consideration deemed appropriate by the board of directors. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  The terms of the Rights may be amended or supplemented by the board of directors of the Registrant without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.


                                      II-7

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                  Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Registrant, including, without limitation, the right to vote or to receive dividends.

                  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Registrant on terms not approved by the Registrant's board of directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the board of directors, since the Rights may be redeemed by the Registrant at $.05 per Right within 10 days after the date a person becomes an Acquiring Person.

                  See also (a)(1)(v) above.

                  (a)(2) Modification of Shareholder Rights -- Any action varying the rights of the Class B Common Shares will require the separate approval of the holders of a majority of the Class B Common Shares voting at a meeting at which a quorum is present, as well as the approval of the holders of a majority of the combined voting power of the Class A Common Shares and the Class B Common Shares voting together at a meeting at which a quorum is present.

                  (a)(3) Not applicable.

                  (a)(4) Rights Affected by Other Class of Security -- No dividends may be paid or declared nor any distribution made on the Class B Common Shares, except for dividends payable in Class B Common Shares or other shares ranking junior to any preferred shares of the Registrant, nor may any Class B Common Shares be reacquired by the Registrant or any of its subsidiaries (except in exchange for other Class B Common Shares or other shares ranking junior to any preferred shares), until (i) all accrued and unpaid dividends on such preferred shares, and any other shares ranking prior to or on a parity with the preferred shares, have been paid, or declared and amounts set apart for their payment, for the current and all prior dividend periods and (ii) past due mandatory sinking fund payments on such preferred and other shares have been paid or funds set apart for payment.

                  See also (a)(1)(i) and (a)(2) above.

                  (a)(5) Change in Control Provisions -- See (a)(1)(v) and
(a)(1)(xi) above.


Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.


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Item 6.           Indemnification of Directors and Officers.

         Bye-Laws 122-125 of the Registrant provide as follows (references therein to the Company are references to the Registrant and references to the Companies Acts mean Bermuda's Companies Act 1981 and such other statutory corporate enactments in Bermuda as are from time to time in force concerning companies insofar as the same applies to the Registrant):

                  "122. Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-Law 88 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts. Nothing in this Bye-law or Bye-Laws 123, 124 and 125 below shall operate in favour of any person acting in the capacity of auditor to the Company.

                  "123. Every Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

                  "124. To the extent that any Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

                  "125. Expenses incurred in defending any civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-Laws 122 and 123 or otherwise."


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         Reference is made to the Indemnification Agreement (Exhibit 99.1 to this Registration Statement) concerning the indemnification by the Registrant of its authorized representative in the United States for purposes of this Registration Statement.

         The Registrant also maintains directors' and officers' liability and corporate reimbursement insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $40,000,000 of coverage to directors and officers of the Registrant and its subsidiaries, against claims made during the policy period.


Item 7.           Exemption from Registration Claimed.

                  Not applicable.


Item 8.           Exhibits.

                  The index to exhibits appears on the page immediately following the signature pages of this Registration Statement.

Item 9.           Undertakings.

                  (1) The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.


                                     II-10

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                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the under-signed, thereunto duly authorized, in Hamilton, Bermuda on the 20th day of October, 2005.

                                            ORIENT-EXPRESS HOTELS LTD.


                                            By:/s/ Paul M. White
                                               -----------------
                                                 Paul M. White
                                                 Vice President - Finance and
                                                     Chief Financial Officer

         Each person whose signature appears below hereby constitutes James B. Sherwood, Simon M.C. Sherwood, Paul M. White and Edwin S. Hetherington, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, to any and all amendments to this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement and the above power of attorney have been signed below by the following persons in the capacities indicated on October 20, 2005.

         Signature                                     Title
         ---------                                     -----

/s/ James B. Sherwood
---------------------
James B. Sherwood                               Chairman and Director
                                                (Co-Principal Executive Officer)

/s/ Simon M.C. Sherwood
-----------------------
Simon M.C. Sherwood                             President and Director
                                                (Co-Principal Executive Officer)

         Signature                                     Title
         ---------                                     -----


/s/ Paul M. White                               Vice President - Finance
-----------------                               and Chief Financial Officer
Paul M. White                                   (Principal Financial and
                                                Accounting Officer)

/s/ John D. Campbell
--------------------
John D. Campbell                                Director

/s/ James B. Hurlock
--------------------
James B. Hurlock                                Director

/s/ J. Robert Lovejoy
---------------------
J. Robert Lovejoy                               Director and Authorized
                                                Representative in the
                                                United States

/s/ Daniel J. O'Sullivan
------------------------
Daniel J. O'Sullivan                            Director



/s/ Georg R. Rafael
-------------------
Georg R. Rafael                                 Director

                                  EXHIBIT INDEX


Exhibit
Number              Description
------              -----------

4.1          -      Bye-Laws of the Registrant.(1)

4.2          -      Rights Agreement dated as of June 1, 2000, between the
                    Registrant and Fleet National Bank, as Rights Agent.(2)

5            -      Opinion of Appleby Spurling Hunter.

23.1         -      Consent of Deloitte & Touche  LLP.

23.2         -      Consent of Appleby Spurling Hunter (included in Exhibit 5).

24           -      Powers of Attorney (included in the signature page of
                    this Registration Statement).

99.1         -      Indemnification Agreement between the Registrant and
                    J. Robert Lovejoy.

99.2         -      Orient-Express Hotels Ltd. 2004 Stock Option Plan.
-------------------

(1) Incorporated by reference to Exhibit 3.2 to Amendment No. 4 to the Registrant's Registration Statement on Form S-1,
         Registration No. 333-12030.

(2) Incorporated by reference to Exhibit 4.2 to Amendment No. 4 to the Registrant's Registration Statement on Form S-1,
         Registration No. 333-12030.